Exhibit 99.1 MEDTRONIC PLC Q1 FY18 DIVESTITURE IMPACT MAY 15, 2018

BASIS OF PRESENTATION OF COMPARABLE Q1 FY18 FINANCIAL METRICS Previously disclosed Q1 FY18 financial metrics have been revised to adjust for (a) the estimated results of the portion of our Patient Monitoring & Recovery division, which was divested to Cardinal Health on July 29, 2017, and (b) the change in the presentation of revenue related to the Advanced Ablation and GI Solutions product lines, which were historically included within the Surgical Solutions division and which, effective Q2 FY18, are now included within the Respiratory, Gastrointestinal, and Renal (RGR) division. The non-GAAP reconciling items remain the same as those presented in the Q1 FY18 earnings release materials. The GAAP to Non-GAAP reconciliation for Q1 FY18 is available with the Q1 FY18 earnings release material, available at http://investorrelations.medtronic.com. The revised comparable financial metrics represent estimates based upon available information and certain assumptions which management believes are reasonable under the circumstances. Actual results may have differed materially from the assumptions used to prepare the revised financial metrics. The revised financial metrics are not necessarily indicative of the financial position or results of operations that would have been realized had the divestiture occurred as of the dates or for the periods indicated, nor is it meant to be indicative of any financial position or results of operations that Medtronic plc may have experienced had the divestiture occurred in an earlier period. Q1 FY18 Divestiture Impact | May 15, 2018 | 2

MDT

REVENUE REPORTING CHANGES – NEW MITG STRUCTURE EFFECTIVE Q2 FY18

MITG – Prior View

Division (Reporting Level)	Business Unit	Product Lines
Surgical Solutions	Advanced Surgical	▪ Advanced Stapling ▪ Advanced Energy ▪ Hernia ▪ Gynecology
	General Surgical	▪ Sutures ▪ Instruments
	Early Technologies	▪ Interventional Lung ▪ Advanced Ablation ▪ GI Solutions
Patient Monitoring & Recovery	Respiratory & Monitoring Solutions	▪ Patient Monitoring ▪ Respiratory Solutions
	Patient Care/DVT/NI (Divested Business)	▪ Patient Care ▪ Compression ▪ Nutritional Insufficiency
	Renal Care Solutions	▪ Renal Access ▪ Dialyzers

MITG – New View

Division (Reporting Level)	Business Unit	Product Lines
Surgical Innovations	Advanced Surgical	▪ Advanced Stapling ▪ Advanced Energy ▪ Hernia ▪ Gynecology ▪ Interventional Lung
	General Surgical	▪ Sutures ▪ Instruments
Respiratory, Gastrointestinal, and Renal (RGR)	Respiratory & Monitoring Solutions	▪ Patient Monitoring ▪ Respiratory Solutions ▪ Advanced Ablation ▪ GI Solutions
	Renal Care Solutions	▪ Renal Access ▪ Dialyzers

Q1 FY18 Divestiture Impact | May 15, 2018 | 3

Medtronic

MDT

Q1 FY18 REVISED HISTORICAL REVENUE & SELECT BASELINE FINANCIAL METRICS

Revised to reflect divestiture & new MITG reporting structure

All figures in $millions

World Wide

	Q1 FY18
Minimally Invasive Therapies Group	**1,936**
Surgical Innovations	1,306
Respiratory, GI & Renal	630
TOTAL MEDTRONIC PLC	**6,840**

U.S.

	Q1 FY18
Minimally Invasive Therapies Group	**835**
Surgical Innovations	531
Respiratory, GI & Renal	304
TOTAL MEDTRONIC PLC	**3,632**

Medtronic Plc

	Q1 FY18
U.S.	3,632
Non-U.S. Developed	2,202
Emerging Markets	1,006
TOTAL MEDTRONIC PLC	**6,840**

MITG

	Q1 FY18
U.S.	835
Non-U.S. Developed	754
Emerging Markets	347
TOTAL MITG	**1,936**

	Q1 FY18
Net Sales ($M)	**6,840**
Cost of Products Sold[1]	2,029
Gross Margin[1]	*70.3%*
SG&A ($M)[1]	2,412
% of Sales	*35.3%*
R&D ($M)[1]	539
% of Sales	*7.9%*
Other (Income) Expense, Net ($M)[1]	42
% of Sales	*0.6%*
Operating Profit[1]	1,818
Operating Margin[1]	*26.6%*
Diluted EPS[1,2] ($)	**1.03**

Note: Gross Margin, Operating Margin, and Diluted EPS are management's best estimates and include assumptions, including cost allocation.

1 Refer to "Basis of Presentation of Revised Financial Metrics" disclaimer on slide 2 to address the calculation of the revised financial metrics

2 Assumes no change to interest expense or diluted share count related to divested businesses

Q1 FY18 Divestiture Impact | May 15, 2018 | 4

Medtronic